JOINT FILER INFORMATION

NAME:                                                 HSU Investments, Limited
ADDRESS:                                          3500 Lakeside Court
                                                             Suite 200
                                                             Reno, Nevada 89509

Designated Filer:                                  Jane Hsiao, Ph.D.

Issuer and Ticker Symbol:                    IVAX Corporation (IVX)

Date of Event Requiring Statement:     June 1, 2004

HSU INVESTMENTS, LIMITED
By:  HSU Investment, Inc., its general partner
By:  /s/ Kristy Hsiao
Kristy Hsiao, President